                                                                       Exhibit 1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-12  21988G 817 & 21988G AL0

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2001.

INTEREST ACCOUNT
----------------
Balance as of April 15, 2001                                             $0.00
         Scheduled Income received on securities                 $2,685,000.00
         Unscheduled Income received on securities                       $0.00

                                                                 $2,685,000.00

LESS:
         Distribution to Class A1 Holders                       -$2,310,000.00
         Distribution to Class A2 Holders                         -$375,000.00
         Distribution to Depositor                                      -$0.00
         Balance as of October 15, 2001                                  $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of April 15, 2001                                             $0.00
         Scheduled Principal payment received on securities              $0.00
LESS:
         Distribution to Holders                                         $0.00
Balance as of October 15, 2001                                           $0.00


                UNDERLYING SECURITIES HELD AS OF October 15, 2001


     Principal
     Amount            Title of Security
     ------            -----------------
     $60,000,000       Royal & Sun Alliance Insurance Group plc
                       8.95% Subordinated Guaranteed Bonds due October 15, 2029
                       CUSIP:78004VAB9

     U.S Bank Trust National Association, as Trustee


                                       6